UNITED SATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                           FORM 8-K



(X)  CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported) October 15, 1997
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                   AMERICAN TELECASTING, INC.
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       (Exact Name of Registrant as Specified in Charter)


     Delaware                 0-23008                54-1486988
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(State or Other            (IRS Employer        (Commission File)
Jurisdiction of           Identification No.)      Number)
Incorporation)


5575 Tech Center Drive, Suite, 300, Colorado Springs, CO   80919
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(Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code (719) 260-5533
                                                   --------------



 ---------------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Report)




Item 5.   Other Events

     In a press release issued October 15, 1997, American Telecasting, Inc.
(ATI) (Nasdaq: ATEL) announced that beginning October 17, 1997, its Class A Common Stock will be listed on The Nasdaq SmallCap Market and will continue to be listed under the trading symbol "ATEL."

     The Class A Common Stock of ATI is currently listed on The Nasdaq National Market (NNM). As previously reported by ATI, its listing on the NNM had been under review by Nasdaq as a result of ATIFs being out of compliance with the net tangible asset listing requirement of a minimum level of $4 million. ATI became out of compliance at December 31, 1996, and has remained out of compliance with this requirement during 1997. ATI had requested and received from Nasdaq a temporary exception to the net tangible asset requirement while it sought to satisfy that requirement.

     ATI determined that it would not satisfy the net tangible asset listing requirement within the time period and under the terms requested by Nasdaq. Accordingly, ATI requested that Nasdaq move the listing of ATIFs Class A Common Stock from the NNM to The Nasdaq SmallCap Market based upon the new maintenance listing criteria. Nasdaq has agreed to list the Company's Class A Common Stock on The Nasdaq SmallCap Market, beginning October 17, 1997, in lieu of delisting ATIFs common stock entirely from Nasdaq.

     Continued listing an The Nasdaq SmallCap market will be subject to ATIFs completion of a new listing application and continued satisfaction of the maintenance criteria for such market, including a market capitalization of $35 million or higher and a bid price of $1.00 or more.

     American Telecasting, Inc. is one of the largest operators of wireless cable television systems in the United States, serving approximately 169,000 subscribers in 38 markets as of June 30, 1997. On August 12, 1997, the Company sold its current channel and operating interests in certain markets to BellSouth Corporation. These operating systems involved approximately 24,000 subscribers. Wireless cable television systems use microwave frequencies licensed by the FCC to provide multiple channel subscription television programming and other services, such as Internet access. Along with its commitment to deliver high levels of customer service, American Telecasting, Inc. offers value programming packages by pricing its products lower than franchise cable and direct broadcast satellite competitors, creating improved value for its customers.



                              AMERICAN TELECASTING, INC.


                              By:  /s/ DAVID K. SENTMAN
                                  -----------
                                  David K. Sentman
                                  Sr. Vice President and
                                  Chief Financial Officer



Date:  October 16, 1997